Exhibit 99.1

          Schick Technologies Reports Fiscal 2004 First Quarter Results

        First Quarter Net Income Rises 48% on Net Revenue Increase of 26%

LONG ISLAND CITY, N.Y., August 13, 2003 -- Schick Technologies, Inc. (OTC: SCHK) today reported its financial results for the first quarter of fiscal year 2004 ended June 30, 2003.

Net revenues for the quarter were $8.7 million, an increase of $1.8 million, or 26%, compared to $6.9 million in the same period last year. Net income for the quarter was $2.0 million, or $0.19 per basic and $0.12 per diluted share, compared to net income of $1.3 million, or $0.13 per basic and $0.09 per diluted share, for the same period last year.

David Schick, Chief Executive Officer, commented, "We are pleased to report another strong quarter with a substantial increase in profitability and continuing revenue growth driven by increasing adoption and use by dental professionals of our digital imaging products. Our strong position in technology, distribution and operations position us well for fiscal year 2004 which we expect to be another growth year for our Company."

Jeffrey Slovin, President and COO, commented, "Schick continues to strengthen its financial position. Our operations generated over $ 3.1 million of positive cash flow during the quarter, we are now debt-free, and we have approximately $9.5 million of cash and short-term investments at June 30, 2003. We delivered strong gross margins and operating margins, reflecting our focus on improving business profitability as we grow revenues."

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.

The Company's beliefs as to its being well positioned for fiscal year 2004, its expectations as to fiscal year 2004 being another growth year for the Company, its beliefs as to the Company's continuing to strengthen its financial position and its commitment to product innovation and an improving growth profile, and other information in this announcement which is not historical, constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The matters discussed in this news release are subject to various factors which could cause actual events and results to differ materially from such statements. Such factors include uncertainties as to the future sales volume of Schick Technologies' products and the pending SEC/U.S. Attorney investigation, the possibility of changing economic, market and competitive conditions, dependence on products, technological developments, competition, market uncertainties, dependence on distributors, ability to manage growth, fluctuation in results, seasonality and other risks and uncertainties including those detailed in the Company's filings with the Securities and Exchange Commission.

CONTACT:  Investor Relations of Schick Technologies, 718-937-5765
          Cameron Associates, 212-245-8800

Schick Technologies, Inc. and Subsidiary Consolidated Statements of Operations (unaudited) (In thousands, except share and per share amounts)

                                                          Three months ended
                                                               June 30,
                                                             2003          2002
                                                             ----          ----
Revenue, net                                          $     8,676   $     6,904

Cost of sales                                               2,629         2,183
Excess and obsolete inventory                                  --           109
                                                      -----------   -----------
Total cost of sales                                         2,629         2,292
                                                      -----------   -----------

           Gross profit                                     6,047         4,612
                                                      -----------   -----------

Operating expenses:
    Selling and marketing                                   1,435         1,441
    General and administrative                              1,655         1,102
    Research and development                                  842           666
                                                      -----------   -----------
           Total operating costs                            3,932         3,209
                                                      -----------   -----------

           Income from operations                           2,115         1,403
                                                      -----------   -----------

Other income (expense)
    Other income                                              101            --
    Interest income                                            20            23
    Interest expense                                         (169)          (90)
                                                      -----------   -----------
           Total other income (expense)                       (48)          (67)
                                                      -----------   -----------

           Income before income taxes                       2,067         1,336

           Provision for income taxes                          88            --
                                                      -----------   -----------

           Net income                                 $     1,979   $     1,336
                                                      ===========   ===========

           Basic earnings per share                   $      0.19   $      0.13
                                                      ===========   ===========
           Diluted earnings per share                 $      0.12   $      0.09
                                                      ===========   ===========
           Weighted average common shares (basic)      10,229,697    10,138,900
                                                      ===========   ===========
           Weighted average common shares (diluted)    16,536,892    15,212,574
                                                      ===========   ===========

Schick Technologies, Inc. and Subsidiary Consolidated Balance Sheets (In thousands, except share amounts)

                                                                   June 30,    March 31,
                                                                   --------    ---------
                                                                           2003
                                                                           ----
                                                                 (unaudited)
Assets
Current assets
       Cash and cash equivalents                                   $  8,886    $  7,100
       Short-term investments                                           666         712
       Accounts receivable, net of allowance for
             doubtful accounts of $117 and $42, respectively          2,551       3,032
       Inventories                                                    3,257       3,039
       Income taxes receivable                                           10          10
       Prepayments and other current assets                             491         421
       Deferred income taxes                                          2,590       2,590
                                                                   --------    --------
                                Total current assets                 18,451      16,904
                                                                   --------    --------
Equipment, net                                                        1,954       2,151
Goodwill, net                                                           266         266
Deferred income taxes                                                 2,991       2,940
Other assets                                                            267         349
                                                                   --------    --------
                                Total assets                       $ 23,929    $ 22,610
                                                                   ========    ========

Liabilities and Stockholders' Equity
Current liabilities
    Current maturity of long term debt                             $     --    $  1,503
    Accounts payable and accrued expenses                             1,472       1,468
    Accrued salaries and commissions                                  1,063       1,080
    Income taxes payable                                                 56           4
    Deposits from customers                                              23          31
    Warranty obligations                                                 98          56
    Deferred revenue                                                  4,144       3,605
                                                                   --------    --------
                    Total current liabilities                         6,856       7,747
                                                                   --------    --------
Commitments and contingencies                                            --          --
Stockholders' equity
    Preferred stock ($0.01 par value; 2,500,000
        shares authorized; none issued and outstanding)                  --          --
    Common stock ($0.01 par value; 50,000,000 shares authorized:
        10,346,158 and 10,206,425 shares issued and outstanding,
        respectively)                                                   103         102
    Additional paid-in capital                                       42,848      42,618
    Accumulated deficit                                             (25,878)    (27,857)
                                                                   --------    --------
                    Total stockholders' equity                       17,073      14,863
                                                                   --------    --------
                    Total liabilities and stockholders' equity     $ 23,929    $ 22,610
                                                                   ========    ========